UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 9, 2012
US Tungsten Corp.
(Exact name of registrant as specified in its charter)
Nevada	333-151702	77-0721432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
871 Coronado Centre Drive, Suite 200, Henderson, NV 89052
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 940-2323
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 9, 2012 US Tungsten Corp. (the “Company”) completed the registration and acquisition of 195 newly staked mineral claims located in Calvert, Montana.  The claims were registered on behalf of the Company with the U.S. Department of the Interior, Bureau of Land Management, at a cost of $12,285.  The claims span approximately 3,900 acres and are contiguous with the three claims that constitute the Company’s recently optioned Calvert Property.  The Option Agreement for the Calvert Property was disclosed in our report on Form 8-K filed on October 24, 2012.  The newly acquired claims will form part of the Calvert Property for the purposes of that Option Agreement and will be subject to a 2% net smelter royalty.

Item 9.01	Financial Statements and Exhibits
10.1	Property Option Agreement dated October 1, 2012 with Paul and Ted Antonioli (incorporated by reference as exhibit 10.1 of our report on Form 8-K filed on October 24, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US TUNGSTEN CORP.
/s/ Matthew Markin
Matthew Markin
President, and Director
Date:	November 16, 2012